LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement"), is executed as of September ___, 2005, by and between Itec Environmental Group, Inc., a Delaware corporation (the "Company"), and the Lenders whose names appear on the signature page hereto (the "Lenders").

WHEREAS, the Company is preparing to conduct a private placement whereby it will offer $7,500,000 of senior cumulative debentures and warrants (the "Private Placement");

WHEREAS, in order to fund the Company’s operations until such Private Placement is completed, the Company wishes to borrow $150,000 from the Lenders as a short term bridge loan; and

WHEREAS, the Lenders are willing to provide such financing on terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lenders, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS

1.1  Defined terms. Certain capitalized terms used in this Agreement shall have the specific meanings defined below:

“Business Day” shall mean a day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close.

“Closing Date” shall mean the date upon which the Loan is made to the Company.

"Encumbrance" means any lien, charge, security interest, mortgage, deed of trust, pledge or other encumbrance of any nature whatsoever.

“Excluded Securities” shall mean (i) securities issued in connection with the Private Placement; (ii) securities issued upon conversion of any securities outstanding on the Closing Date; (iii) securities issued pursuant to the acquisition of another business or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iv) securities issued to employees, consultants, officers, directors or advisors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors of the Company; (v) securities issued in connection with obtaining lease financing, whether issued to Lenders, lessor, guarantor or other person and approved by the Board of Directors of the Company; (vi) securities issued to leasing companies, landlords and other providers of goods and services to the Company and approved by the Board of Directors; (vii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (viii) securities issued in connection with strategic transactions involving the Company and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology license, transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, have been approved by the Board of Directors of the Company; and (ix) any right, option or warrant to acquire any security convertible into the securities pursuant to subsections (i) through (viii) above.

“Interest Rate” shall mean ten percent (10%).

"Proprietary Rights" means all patents, trademarks, service marks, copyrights, trade names and all registrations and applications and renewals for any of the foregoing and all goodwill associated therewith.

ARTICLE 2
THE LOAN

2.1  Loan. According to the terms and subject to the conditions of this Agreement, the Lenders shall loan to the Company on the Closing Date in the aggregate amount of $150,000 (the "Loan"). The Loan shall be evidenced by a promissory note in the form attached hereto as Exhibit A ("Note"), duly executed on behalf of the Company and dated as of the Closing Date.

2.2  Interest.

(a)  Interest Rate. The Loan shall bear interest ("Interest") from the date of payment by the Lenders until the Maturity Date at the Interest Rate (calculated on the basis of the actual number of days elapsed over a year of 360 days). Interest is payable by the Company on a monthly basis in arrears on the first Business Day of the month.

(b)  Default Interest. Upon the occurrence of an Event of Default and for so long as such Event of Default continues, Interest shall accrue on the outstanding Loan amount at the rate per annum equal to the lower of 18% or the maximum rate of interest permissible under applicable law at any time (the "Default Interest Rate"). The term "Interest" shall include both the interest rate described in Section 2.3(a) and the Default Interest Rate.

2.3  Conversion of the Loan. The Loan may be converted into the common stock of the Company pursuant to the provisions of Section 8.7 hereof.

2.4  Maturity Date. Unless the Loan is earlier accelerated pursuant to the terms hereof or converted into common stock pursuant to the provisions of Section 8.7 hereof, the Loan and all accrued Interest thereon shall be due and payable in full on the earlier of (a) the date that is 120 days following the Closing Date or (b) the closing date of the Private Placement (the “Maturity Date”). In the event that the Private Placement is not consummated within 120 days after the Closing Date, the Lenders may, at the Lenders' option, extend the Maturity Date on such terms and conditions as determined by the Lenders in their sole discretion.

ARTICLE 3
CONDITIONS PRECEDENT TO THE LOAN

3.1  Conditions on the Closing Date. The obligation of the Lenders to make the Loan pursuant to Section 2.1 shall be subject to the satisfaction, on or before the Closing Date, of the conditions set forth in this Section. If the conditions set forth in this Section are not met on or prior to the Closing Date, the Lenders shall have no obligation to make the Loan.

(a)  The Company shall have duly executed and delivered to the Lenders the Notes representing the Loan.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1  Organization, qualification and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, and is in good standing and duly qualified to do business as a foreign corporation in all jurisdictions where the operation of its business or the ownership of its properties make such qualification necessary. The Company has the requisite corporate power and authority to own, lease and operate its facilities and assets as presently owned, leased and operated, and to carry on its respective business as it is now being conducted. The Company has the requisite or individual right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated hereunder. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by the Company, have been duly authorized by all necessary action on the part of the Company. No other action, consent or approval on the part of the Company or any other person or entity, is necessary to authorize the Company's due and valid execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection hereto. This Agreement and all other agreements and documents executed in connection herewith by the Company, upon due execution and delivery thereof, shall constitute the valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

4.2  Capitalization. All of the Company's authorized and outstanding equity securities (including securities convertible into equity securities) are identified on Exhibit B attached hereto (the “Company Securities”). Other than as set forth on Exhibit B, there are no outstanding shares of capital stock or any options, warrants or other preemptive rights, rights of first refusal or similar rights to purchase equity securities of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company or pay any dividend or make any other distribution in respect thereof. Except as set forth in Section 4.3, the Company owns no securities of any other entity and no rights to acquire any securities from any other entity. All outstanding Company Securities have been duly authorized and validly issued and are fully paid, non-assessable and free and clear of all Encumbrances. Upon issuance, the Warrant issued to the Lenders pursuant to Section 7.1 will be duly authorized, validly issued, fully paid, non-assessable and free and clear of all Encumbrances.

4.3  Subsidiaries. With the exception of the one share of common stock of ITec Acquisitions, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, held by the Company, the Company owns no securities of any other entity, and, except as set forth in this Section 4.3, there are no outstanding shares of capital stock or any options, warrants or other preemptive rights, rights of first refusal or similar rights to purchase equity securities of any other entity.

4.4  Compliance with Laws. The nature and transaction of the Company's business and operations and the use of its properties and assets do not, and during the term of this Agreement shall not, violate or conflict with in any material respect any applicable law, statute, ordinance, rule, regulation or order of any kind or nature.

4.5  Absence of Conflicts. The execution, delivery and performance by the Company of this Agreement, and the transactions contemplated hereby, do not constitute a breach or default, or require consents under, any agreement, permit, contract or other instrument to which the Company is a party, or by which the Company is bound or to which any of the assets of the Company is subject, or any judgment, order, writ, decree, authorization, license, rule, regulation, or statute to which the Company is subject, and will not result in the creation of any lien upon any of the assets of the Company.

4.6  Litigation and Taxes. There is no litigation or governmental proceeding pending, or to the best knowledge of the Company after due inquiry, threatened, against the Company. The Company has duly filed all applicable income or other tax returns and has paid all material income or other taxes when due. There is no controversy or objection pending, or to the best knowledge of the Company after due inquiry, threatened in respect of any tax returns of the Company.

4.7  Intellectual Property. No proceedings have been instituted or are pending or, to the Company’s knowledge, threatened which challenge the validity of the ownership by the Company of any such Proprietary Rights. The Company has not licensed anyone to use any such Proprietary Rights and, to the Company’s knowledge, there has been no use or infringement of any of such Proprietary Rights by any other person.

4.8  Company's SEC Reports. The Company has timely filed with the Securities and Exchange Commission (the “SEC”) all forms, reports, definitive proxy statements, schedules and registration statements (the “Company SEC Reports”) required to be filed by it with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective filing dates or, if amended, as of the date of the last amendment, none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company SEC Reports (including, without limitation, any financial statements and schedules included therein) when filed or, if amended, as of the date of the last amendment, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

4.9  No Omissions or Misstatements. None of the information included in this Agreement, other documents or information furnished or to be furnished by the Company, or any of its representations, contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact. Copies of all documents referred to in herein have been delivered or made available to the Lenders and constitute true and complete copies thereof and include all amendments, schedules, appendices, supplements or modifications thereto or waivers thereunder.

ARTICLE 5

COVENANTS

5.1  Negative Covenants of the Company. The Company covenants and agrees that, from the Closing Date until the Maturity Date (and, in any event, during such time as any portion of the Loan or any Interest thereon is outstanding), without the consent of the Lenders, the Company will not:

(a)  create, incur, assume or suffer to exist any indebtedness that is in any way senior or superior to this Agreement or the indebtedness represented hereby except as set forth in Section 3.1(b);

(b)  merge or consolidate with or into any other corporation or sell or otherwise convey 25% or more of its assets; provided, however, that notwithstanding anything in this Agreement or the Note to the contrary, the Company shall not be prohibited from consummating that certain Agreement and Plan of Merger by and among the Company, ITec Acquisitions, Inc. and Rose Waste Systems, Inc. (the “Merger”);

(c)  in a single transaction or series of related transactions, effect a significant acquisition of any business or entity (for purposes hereof, a “significant” acquisition shall be determined in accordance with Instructions 2, 3 and 4 or Item 2 of Form 8-K of the Securities and Exchange Commission); provided, however, that notwithstanding anything in this Agreement or the Note to the contrary, the Company shall not be prohibited from consummating the Merger;

(d)  engage in any business other than the business conducted by the Company on the Closing Date;

(e)  declare, set aside or pay any dividend or other distribution on any of its capital stock;

(f)  engage in any transaction with any Affiliate (as such term is defined in Rule 501(b) of the Securities Act of 1933, as amended) on terms less favorable to the Company than could be obtained from an unrelated party; or

(g)  amend its Certificate of Incorporation or Bylaws in any manner that adversely affects the rights associated with this Agreement, the Warrant issued to the Lenders pursuant to Section 7.1 hereof or the Registrable Securities.

The Company will give notice to the Lenders of any default under any provisions of this Agreement within three business days after the discovery by the Company of such default.

5.2  Affirmative Covenants of the Company. The Company covenants and agrees that, from the Closing Date until the Maturity Date (and, in any event, during such time as any portion of the Loan or any Interest thereon is outstanding), the Company shall:

(a)  operate its business only in the ordinary course and maintain its properties and assets in good repair, working order and condition;

(b)  cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

(c)  comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which could reasonably be expected to have a material adverse effect on its business, properties or prospects;

(d)  deliver to the Lenders within 10 days after the end of each fiscal month and within 30 days of the end of each fiscal quarter, unaudited consolidated financial statements (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity) all in reasonable detail, fairly presenting the financial position and the results of operations of the Company as of the end of and through such periods, prepared in accordance with generally accepted accounting principles, consistently applied in the United States and consistent with past practice;

(e)  deliver to the Lenders the Company's audited annual financial statements and the Company's annual budget, and allow the Lenders reasonable access during normal business hours to visit the Company and inspect the financial records of the Company; and

(f)  provide the Lenders with at least 10 days' written notice of any meeting of the Board of Directors of the Company and permit the Lenders to designate an individual to attend such meeting, including any adjournment thereof, as an observer. In addition, the Lenders' designees shall receive all written material disseminated to the Board of Directors in advance, during or following any meeting, whether or not the designee was in attendance. The Lenders' designees shall receive the same compensation as is paid to the members of the Board of Directors in connection with such designee's attendance of meetings of the Board of Directors.

5.3  Additional Covenant Regarding Registration Statements on Form S-8. During the period from the Closing Date until the date that is 30 days following the closing of the Private Placement, the Company shall not issue any stock options or warrants that are subject to or covered by the Company’s registration statements on Form S-8 on file with the Securities and Exchange Commission.

ARTICLE 6
DEFAULT

6.1  Events of Default. The occurrence of any of the following events (each an “Event of Default”), not cured in the applicable cure period, if any, shall constitute and Event of Default of the Company:

(a)  a breach of any representation, warranty, covenant or other provision of this Agreement or the Note, which, if capable of being cured, is not cured within three days following notice thereof to the Company;

(b)  the failure to make when due any payment described in this Agreement or the Note, whether on or after the Maturity Date, by acceleration or otherwise; and

(c)  (i) the application for the appointment of a receiver or custodian for the Company or the property of the Company, (ii) the entry of an order for relief or the filing of a petition by or against the Company under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against the Company, or (iv) the Company becomes insolvent.

6.2  Effect of Default. Upon the occurrence of any Event of Default that is not cured within any applicable cure period, the Lenders may elect, by written notice delivered to the Company, to take any or all of the following actions: (i) declare this Agreement terminated and the outstanding amounts under the Note to be forthwith due and payable, whereupon the entire unpaid Loan, together with accrued and unpaid Interest thereon (including the Default Interest Rate), and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any of the Note to the contrary notwithstanding, and (ii) exercise any and all other remedies provided hereunder or available at law or in equity upon the occurrence and continuation of an Event of Default. In addition, during the occurrence of any Event of Default, the Company shall not pay make any payment on any other outstanding indebtedness of the Company (other than indebtedness of the Company to which the Lenders have agreed in writing to subordinate this Agreement and the Note hereunder).

ARTICLE 7
ISSUANCE OF STOCK

7.1 Issuance of Warrant. Unless the Loan is converted into common stock pursuant to the provisions of Section 8.7 hereof, the Company shall issue to the Lender on a pro-rata basis warrant to purchase in the aggregate, the Company shall issue to the Lenders on a pro-rate basis warrant to purchase in the aggregate 150,000 shares of common stock of the Company in the form attached hereto as Exhibit C (the “Warrant”). The Warrant shall be immediately exercisable by the Lenders (or their assigns) at an exercise price of $.13 per share. The Warrant shall be exercisable for a period of ten years following the Effective Date.

7.2 Registration of Registrable Securities.

(a) The Company shall prepare and, as soon as practicable, but in no event later than 75 days following the closing date of the Private Placement (the “Filing Deadline”), file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form SB-2 covering the resale of all shares of common stock underlying the Note (the “Note Shares”); provided, however; that in the event the Loan is not converted prior to the Maturity Date (the “Note Repayment”), the registration statement on Form SB-2 shall cover instead the shares of common stock underlying the Warrant (the “Warrant Shares”) (the shares of common stock required to be registered pursuant to this Section 7.2(a), the “Registrable Securities”). In the event that Form SB-2 is unavailable for such a registration, the Company shall register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the holders of at least a majority of the Registrable Securities and undertake to register the Registrable Securities on Form SB-2 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form SB-2 covering the Registrable Securities has been declared effective by the SEC. The Company shall use its reasonable best efforts to have such registration statement declared effective by the SEC as soon as practicable, but in no event later than the date which is 180 days following the closing date of the Private Placement (the “Effectiveness Deadline”).

(b) In the event the registration statement required to be filed with the SEC pursuant to Section 7.2(a) is not filed with the SEC by the Filing Deadline, (a "Filing Failure"), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to Lenders an amount in stock equal to one and one-half percent (1.5%) of the Loan on the following dates the day of a Filing Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Filing Failure is cured. The payments to which the Lenders shall be entitled pursuant to this Section 7.2(b) are referred to herein as "Filing Failure Delay Payments." Filing Failure Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Filing Failure Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Filing Failure Delay Payments is cured. In the event the Company fails to make Filing Failure Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(c) All expenses incident to the filing of the registration statement required by Section 7.2, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other professionals retained by the Company will be borne by the Company. In no event shall the Company be obligated to pay any discounts or commissions with respect to the shares sold by any holder of Registrable Securities. In connection with any registration statement, the Company shall reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities initially requesting such registration.

ARTICLE 8
MISCELLANEOUS

8.1  Successors and Assigns; Third Party Beneficiary. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and permitted assigns of the parties. This Agreement may not be assigned (whether by operation of law or otherwise) by the Company without the prior written consent of the Lenders. This Agreement may be assigned by the Lenders without the consent of the Company.

8.2  Titles and Subtitles. The titles and subtitles of the Sections of this Agreement are used for convenience only and shall not be considered in construing or interpreting this agreement.

8.3  Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Company, to:

ITec Environmental Group, Inc.
5300 Claus Road, Box 760
Riverbank, CA 95367
Attn: Gary M. De Laurentiis
Fax: (209) 881-3529

with a copy to:

The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, WA 98101
Attn:  David M. Otto
Fax: (206) 262-9513

if to the Lenders, to:

The address set forth
on the signature page hereto

Either party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

8.4  Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

8.5  Waiver and Amendment. Any term of this Agreement may be amended, waived or modified with the written consent of the Company and the Lenders.

8.6  Remedies. No delay or omission by the Lenders in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between the Lenders and the undersigned or any other person shall be deemed a waiver by the Lenders of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by the Lenders or the exercise of any other right, remedy, power or privilege by the Lenders. The rights and remedies of the Lenders described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity.

8.7  Conversion. In the event the Lenders elects to convert the Note, all principal and interest due pursuant to the Note shall convert into common stock of the Company at a price per share of the lesser of seventy five percent (75%) of (i) $.13, or (ii) the price of the common stock of the Company on the Over The Counter Bulletin Board on the day the Lenders elect to convert.

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IN WITNESS WHEREOF, the Company has caused this Loan Agreement to be signed in its name on the date first set forth above.

ITEC ENVIRONMENTAL GROUP, INC.

By: ________________________
         Gary M. De Laurentiis
         Chief Executive Officer

IN WITNESS WHEREOF, the Lender has caused this Loan Agreement to be signed in its name on the date first set forth above.

By: ________________________
        Name: James W. Rose

Schedule of Lenders

Name of Lender	Amount of Loan	Contact Information	Amount of Warrants	Legal Representative
		Address: Fax:		Address: Fax:
		Address: Fax:		Address: Fax:
		Address: Fax:		Address: Fax:
		Address: Fax:		Address: Fax: